Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2024 Results
Reiterates 2024 outlook
Consummated $800 million refinancing transaction
Executed $280 million Accelerated Share Repurchase in second quarter

Hampton, NH, August 6, 2024 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its second quarter ended June 30, 2024.
“Since I stepped into the CEO role in June, I have become even more confident and excited about my decision to join such an iconic brand, supported by a strong foundation and team, a solid base of approximately 100 franchisees, and approximately 19.7 million members,” said Colleen Keating, Chief Executive Officer. “During the quarter, we continued to demonstrate the unique strength of our asset-light, highly franchised business model by refinancing a portion of our debt and entering a $280 million accelerated share repurchase program as we strive to deliver enhanced shareholder value.”
Ms. Keating continued, “As we enter our next chapter, we are committed to further defining our growth ambition and capitalizing on the meaningful opportunities across the industry both in the U.S. and internationally. This includes maintaining a steadfast focus on delivering an unparalleled member experience, evolving our brand messaging and operating under the principle that when our franchisees win, we win. By doing so, I’m confident in our potential for long-term sustainable growth of stores and members, and our ability to deliver significant value for shareholders.”
Second Quarter Fiscal 2024 Highlights
•Total revenue increased from the prior year period by 5.1% to $300.9 million.
•System-wide same store sales increased 4.2%.
•System-wide sales increased to $1.2 billion from $1.1 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $48.6 million, or $0.56 per diluted share, compared to $41.1 million, or $0.48 per diluted share, in the prior year period.
•Net income increased $5.1 million to $49.3 million, compared to $44.2 million in the prior year period.
•Adjusted net income(1) increased $4.5 million to $62.2 million, or $0.71 per diluted share(1), compared to $57.7 million, or $0.65 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $8.6 million to $127.5 million from $118.9 million in the prior year period.
•18 new Planet Fitness stores were opened system-wide during the period, which included 17 franchisee-owned and 1 corporate-owned stores, bringing system-wide total stores to 2,617 as of June 30, 2024.
•Cash and marketable securities of $447.7 million, which includes cash and cash equivalents of $247.0 million, restricted cash of $47.8 million and marketable securities of $152.9 million as of June 30, 2024.
(1) Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Second Quarter Ended June 30, 2024
For the second quarter of 2024, total revenue increased $14.5 million or 5.1% to $300.9 million from $286.5 million in the prior year period, including system-wide same store sales growth of 4.2%. By segment:
•Franchise segment revenue increased $8.9 million or 9.1% to $107.8 million from $98.8 million in the prior year period. Of the increase, $6.3 million was due to higher royalty revenue, of which $3.1 million was attributable to a franchise same store sales increase of 4.3%, $1.8 million was attributable to new stores opened since April 1, 2023 and $1.3 million was from higher royalties on annual fees. Franchise segment revenue also includes $2.1 million of higher National Advertising Fund (“NAF”) revenue;
•Corporate-owned stores segment revenue increased $11.7 million or 10.3% to $125.5 million from $113.8 million in the prior year period. Of the increase, $6.6 million was attributable to corporate-owned stores included in the same store sales base, of which $1.9 million was attributable to a same store sales increase of 4.0%, $1.9 million was attributable to higher annual fee revenue and $2.9 million was attributable to other fees. Additionally, $5.1 million was from new stores opened and acquired since April 1, 2023; and

•Equipment segment revenue decreased $6.2 million or 8.4% to $67.7 million from $73.9 million in the prior year period. Of the decrease, $4.7 million was due to lower revenue from equipment sales to new franchisee-owned stores and $1.5 million was due to lower revenue from equipment sales to existing franchisee-owned stores. In the second quarter of 2024, we had equipment sales to 18 new franchisee-owned stores compared to 26 in the prior year period.
For the second quarter of 2024, net income attributable to Planet Fitness, Inc. was $48.6 million, or $0.56 per diluted share, compared to $41.1 million, or $0.48 per diluted share, in the prior year period. Net income was $49.3 million in the second quarter of 2024 compared to $44.2 million in the prior year period. Adjusted net income increased 7.8% to $62.2 million, or $0.71 per diluted share, from $57.7 million, or $0.65 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized income tax rate of 25.8% and 25.9% for the second quarter of 2024 and 2023, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 7.2% to $127.5 million from $118.9 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $11.3 million or 17.1% to $77.4 million. The increase is primarily the result of a $8.9 million increase in franchise segment revenue as described above, as well as a $3.1 million legal reserve that negatively impacted the second quarter of 2023 and $1.5 million of lower selling, general and administrative expense in the second quarter of 2024, partially offset by $2.2 million of higher NAF expense;
•Corporate-owned stores segment EBITDA increased $0.6 million or 1.2% to $49.3 million. The increase was primarily attributable to $0.8 million from the corporate-owned same store sales increase of 4.0%.
•Equipment segment EBITDA increased $1.4 million or 8.4% to $18.6 million. The increase was primarily driven by higher margin equipment sales related to an updated equipment mix as a result of the adoption of the new growth model.
Share Repurchase Program
On June 12, 2024, we entered into a $280 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Bank”). On June 14, 2024, we paid the Bank $280 million in cash and received approximately 3.1 million shares of our Class A common stock, which were retired.
At final settlement, the Bank may be required to deliver additional shares of our Class A common stock to us, which will be retired upon delivery, or, under certain circumstances, we may be required to deliver shares of our Class A common stock or may elect to make a cash payment to the Bank. The final number of shares to be repurchased will be determined based on the volume-weighted average stock price of our Class A common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Final settlement of the ASR Agreement will be completed during the third quarter of 2024. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Bank and various acknowledgments, representations and warranties made by the parties to one another. As of June 30, 2024, there is approximately $75.0 million remaining under the Company’s 2022 share repurchase program.
On June 13, 2024, the Company’s board of directors approved a share repurchase program of up to $500 million, contingent upon, and effective at, the completion of the ASR Agreement, to replace the Company’s 2022 share repurchase program.
2024 Outlook
For the year ending December 31, 2024, the Company is reiterating the following expectations:
•New equipment placements of approximately 120 to 130 in franchisee-owned locations
•System-wide new store openings of approximately 140 to 150 locations
The Company is also reiterating the following growth expectations over its 2023 results:
•System-wide same store sales in the 3% to 5% percentage range
•Revenue to increase in the 4% to 6% range
•Adjusted EBITDA to increase in the 7% to 9% range

•Adjusted net income to increase in the 4% to 6% range
•Adjusted net income per share, diluted to increase in the 7% to 9% range, based on adjusted diluted weighted-average shares outstanding of approximately 86.5 million, inclusive of the shares expected to be repurchased as part of the ASR Agreement.
The Company continues to expect 2024 net interest expense to be approximately $75.0 million (excluding the write-off of deferred financing costs associated with our debt refinancing transaction). It also expects capital expenditures to increase approximately 25% driven by additional stores in our corporate-owned portfolio and depreciation and amortization to increase in the 11% to 12% range.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2024. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2024, and therefore cannot be made available without unreasonable effort.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on August 6, 2024 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of June 30, 2024, Planet Fitness had approximately 19.7 million members and 2,617 stores in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-

intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2024 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and store growth, share repurchases and the timing thereof, ability to deliver future shareholder value, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and, once available, the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue:
Franchise	$87,676	$80,846	$171,910	$156,726
National advertising fund revenue	20,114	17,996	39,900	34,800
Franchise segment	107,790	98,842	211,810	191,526
Corporate-owned stores	125,466	113,759	247,844	219,640
Equipment	67,685	73,862	89,304	97,523
Total revenue	300,941	286,463	548,958	508,689
Operating costs and expenses:
Cost of revenue	51,934	59,457	70,927	78,810
Store operations	70,152	58,876	144,505	124,891
Selling, general and administrative	31,613	32,646	60,806	60,415
National advertising fund expense	20,112	17,890	39,904	34,878
Depreciation and amortization	39,817	36,767	79,197	72,777
Other (gains) losses, net	(66)	3,825	418	7,761
Total operating costs and expenses	213,562	209,461	395,757	379,532
Income from operations	87,379	77,002	153,201	129,157
Other income (expense), net:
Interest income	5,616	4,163	11,077	8,094
Interest expense	(24,533)	(21,468)	(45,966)	(43,067)
Other income, net	1,043	370	1,690	483
Total other expense, net	(17,874)	(16,935)	(33,199)	(34,490)
Income before income taxes	69,505	60,067	120,002	94,667
Provision for income taxes	18,977	15,814	33,301	25,381
Losses from equity-method investments, net of tax	(1,216)	(73)	(2,416)	(338)
Net income	49,312	44,180	84,285	68,948
Less: net income attributable to non-controlling interests	672	3,045	1,336	5,109
Net income attributable to Planet Fitness, Inc.	$48,640	$41,135	$82,949	$63,839
Net income per share of Class A common stock:
Basic	$0.56	$0.49	$0.95	$0.76
Diluted	$0.56	$0.48	$0.95	$0.75
Weighted-average shares of Class A common stock outstanding:
Basic	86,809	84,618	86,859	84,532
Diluted	86,955	84,908	87,083	84,850

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$246,961	$275,842
Restricted cash	47,800	46,279
Short-term marketable securities	103,197	74,901
Accounts receivable, net of allowances for uncollectible amounts of $0 and $0 as of June 30, 2024 and December 31, 2023, respectively	41,334	41,890
Inventory	5,200	4,677
Restricted assets - national advertising fund	12,268	—
Prepaid expenses	15,910	13,842
Other receivables	15,390	11,072
Income tax receivable and prepayments	5,790	3,314
Total current assets	493,850	471,817
Long-term marketable securities	49,718	50,886
Investments, net of allowance for expected credit losses of $18,246 and $17,689 as of June 30, 2024 and December 31, 2023, respectively	75,599	77,507
Property and equipment, net of accumulated depreciation of $374,324 and $322,958, as of June 30, 2024 and December 31, 2023, respectively	400,239	390,405
Right-of-use assets, net	393,564	381,010
Intangible assets, net	346,993	372,507
Goodwill	719,063	717,502
Deferred income taxes	490,912	504,188
Other assets, net	4,102	3,871
Total assets	$2,974,040	$2,969,693
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$20,500	$20,750
Accounts payable	29,728	23,788
Accrued expenses	56,898	66,299
Equipment deposits	5,138	4,506
Deferred revenue, current	76,052	59,591
Payable pursuant to tax benefit arrangements, current	49,181	41,294
Other current liabilities	34,629	35,101
Total current liabilities	272,126	251,329
Long-term debt, net of current maturities	2,156,551	1,962,874
Lease liabilities, net of current portion	401,405	381,589
Deferred revenue, net of current portion	34,114	32,047
Deferred tax liabilities	1,599	1,644
Payable pursuant to tax benefit arrangements, net of current portion	424,107	454,368
Other liabilities	3,968	4,833
Total noncurrent liabilities	3,021,744	2,837,355
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 84,496 and 86,760 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 650 and 1,397 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive (loss) income	(1,096)	172
Additional paid in capital	594,049	575,631
Accumulated deficit	(910,626)	(691,461)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(317,664)	(115,649)
Non-controlling interests	(2,166)	(3,342)
Total stockholders’ deficit	(319,830)	(118,991)
Total liabilities and stockholders’ deficit	$2,974,040	$2,969,693

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$84,285	$68,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,197	72,777
Amortization of deferred financing costs	2,634	2,731
Loss on extinguishment of debt	2,285	—
Accretion of marketable securities discount	(1,879)	(944)
Losses from equity-method investments, net of tax	2,416	338
Dividends accrued on held-to-maturity investment	(1,065)	(979)
Credit loss on held-to-maturity investment	557	95
Deferred tax expense	26,761	21,575
Gain on re-measurement of tax benefit arrangement liability	(1,349)	—
Loss on disposal of property and equipment	903	—
Loss on reacquired franchise rights	—	110
Equity-based compensation expense	2,847	4,793
Other	397	(51)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	380	(781)
Inventory	(544)	(1,580)
Other assets and other current assets	(6,313)	4,431
Restricted assets - national advertising fund	(12,268)	(9,918)
Accounts payable and accrued expenses	(3,302)	(13,427)
Other liabilities and other current liabilities	(699)	8,312
Income taxes	(2,632)	1,368
Payments pursuant to tax benefit arrangements	(28,786)	(21,780)
Equipment deposits	632	3,654
Deferred revenue	18,653	17,313
Leases	4,838	345
Net cash provided by operating activities	167,948	157,330
Cash flows from investing activities:
Additions to property and equipment	(64,345)	(45,143)
Acquisition of franchisees, net of cash acquired	—	(26,264)
Purchases of marketable securities	(73,930)	(119,614)
Maturities of marketable securities	47,839	—
Other investments	—	(10,000)
Net cash used in investing activities	(90,436)	(201,021)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	800,000	—
Proceeds from issuance of Class A common stock	9,808	8,372
Principal payments on capital lease obligations	(72)	(107)
Repayment of long-term debt	(599,437)	(10,375)
Payment of deferred financing and other debt-related costs	(12,055)	—
Repurchase and retirement of Class A common stock	(300,205)	(125,030)
Distributions paid to members of Pla-Fit Holdings	(1,732)	(3,736)
Net cash used in financing activities	(103,693)	(130,876)
Effects of exchange rate changes on cash and cash equivalents	(1,179)	728
Net decrease in cash, cash equivalents and restricted cash	(27,360)	(173,839)
Cash, cash equivalents and restricted cash, beginning of period	322,121	472,499
Cash, cash equivalents and restricted cash, end of period	$294,761	$298,660
Supplemental cash flow information:
Cash paid for interest	$40,814	$40,693
Net cash paid for income taxes	$9,168	$2,763
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$18,645	$15,058

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures are useful to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income	$49,312	$44,180	$84,285	$68,948
Interest income	(5,616)	(4,163)	(11,077)	(8,094)
Interest expense	24,533	21,468	45,966	43,067
Provision for income taxes	18,977	15,814	33,301	25,381
Depreciation and amortization	39,817	36,767	79,197	72,777
EBITDA	127,023	114,066	231,672	202,079
Purchase accounting adjustments-revenue(1)	42	247	62	333
Purchase accounting adjustments-rent(2)	171	184	342	288
Loss on reacquired franchise rights(3)	—	110	—	110
Transaction fees and acquisition-related costs(4)	—	—	—	394
Severance costs(5)	—	1,220	1,602	1,220
Executive transition costs(6)	1,348	—	1,631	—
Legal matters(7)	—	2,950	—	6,250
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investment(8)	82	(160)	557	95
Dividend income on held-to-maturity investment(9)	(537)	(496)	(1,065)	(979)
Tax benefit arrangement remeasurement(10)	(987)	—	(1,349)	—
Amortization of basis difference of equity-method investments(11)	240	—	469	—
Other(12)	121	818	(107)	(640)
Adjusted EBITDA	$127,503	$118,939	$233,814	$209,150
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. The rent related purchase accounting adjustments are adjustments to rent expense recorded in store operations on our condensed consolidated statements of operations, which reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred as well as the amortization of favorable and unfavorable lease intangible assets.
(3) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our condensed consolidated statement of operations.
(4) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(5) Represents severance related expenses recorded in connection with a reduction in force during the six months ended June 30, 2024 and the elimination of the President and Chief Operating Officer position during the three and six months ended June 30, 2023.
(6) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for and stock based compensation associated with certain equity awards granted to the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(7) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve related to preliminary terms of a settlement agreement (the “Preliminary Settlement Agreement”). The legal reserve liability was subsequently paid in 2023.
(8) Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(9) Represents dividend income recognized on a held-to-maturity investment.
(10) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11) Represents the amortization expense of the Company’s pro-rata portion of the basis difference in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(12) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Segment EBITDA
Franchise segment	$77,409	$66,101	$153,720	$130,835
Corporate-owned stores segment	49,296	48,705	91,400	82,235
Equipment segment	18,575	17,129	23,335	22,700
Corporate and other(1)	(18,257)	(17,869)	(36,783)	(33,691)
Total Segment EBITDA(2)	$127,023	$114,066	$231,672	$202,079
(1) “Corporate and other” primarily includes corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment.
(2) Total Segment EBITDA is equal to EBITDA, which is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of EBITDA and a reconciliation to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net income	$49,312	$44,180	$84,285	$68,948
Provision for income taxes	18,977	15,814	33,301	25,381
Purchase accounting adjustments-revenue(1)	42	247	62	333
Purchase accounting adjustments-rent(2)	171	184	342	288
Loss on reacquired franchise rights(3)	—	110	—	110
Transaction fees and acquisition-related costs(4)	—	—	—	394
Severance costs(5)	—	1,220	1,602	1,220
Executive transition costs(6)	1,348	—	1,631	—
Legal matters(7)	—	2,950	—	6,250
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investment(8)	82	(160)	557	95
Dividend income on held-to-maturity investment(9)	(537)	(496)	(1,065)	(979)
Tax benefit arrangement remeasurement(10)	(987)	—	(1,349)	—
Amortization of basis difference of equity-method investments(11)	240	—	469	—
Loss on extinguishment of debt(12)	2,285	—	2,285	—
Other(13)	121	818	(107)	(640)
Purchase accounting amortization(14)	12,758	12,954	25,515	25,531
Adjusted income before income taxes	83,812	77,821	147,528	126,931
Adjusted income taxes(15)	21,645	20,156	38,101	32,875
Adjusted net income	$62,167	$57,665	$109,427	$94,056
Adjusted net income per share, diluted	$0.71	$0.65	$1.24	$1.05
Adjusted weighted-average shares outstanding, diluted(16)	87,685	89,092	88,036	89,444
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. The rent related purchase accounting adjustments are adjustments to rent expense recorded in store operations on our condensed consolidated statements of operations, which reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred as well as the amortization of favorable and unfavorable lease intangible assets.
(3) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our condensed consolidated statement of operations.
(4) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned stores.
(5) Represents severance related expenses recorded in connection with a reduction in force during the six months ended June 30, 2024 and the elimination of the President and Chief Operating Officer position during the three and six months ended June 30, 2023.
(6) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for and stock based compensation associated with certain equity awards granted to the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(7) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve, net of legal fees paid, related to the Preliminary Settlement Agreement. The legal reserve liability was subsequently paid in 2023.
(8) Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(9) Represents dividend income recognized on a held-to-maturity investment.
(10) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11) Represents the amortization expense of the Company’s pro-rata portion of the basis difference in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(12) Represents the write-off of deferred financing costs associated with the repayment of the 2018-1 Class A-2-II notes prior to the anticipated repayment date.
(13) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(14) Includes $3.1 million for both the three months ended June 30, 2024 and 2023 and $6.2 million for both the six months ended June 30, 2024 and 2023 of amortization of intangible assets recorded in connection with the 2012 Acquisition, other than favorable leases, and $9.7 million and $9.9 million for the three months ended June 30, 2024 and 2023, respectively, and $19.3 million for both the six months ended June 30, 2024 and 2023, of amortization of intangible assets created in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(15) Represents corporate income taxes at an assumed effective tax rate of 25.8% for both the three and six months ended June 30, 2024 and 25.9% for both the three and six months ended June 30, 2023 applied to adjusted income before income taxes.
(16) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$48,640	86,955	$0.56	$41,135	84,908	$0.48
Net income attributable to non-controlling interests(2)	672	730		3,045	4,184
Net income	49,312			44,180
Adjustments to arrive at adjusted income before income taxes(3)	34,500			33,641
Adjusted income before income taxes	83,812			77,821
Adjusted income taxes(4)	21,645			20,156
Adjusted net income	$62,167	87,685	$0.71	$57,665	89,092	$0.65

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$82,949	87,083	$0.95	$63,839	84,850	$0.75
Net income attributable to non-controlling interests(2)	1,336	953		5,109	4,594
Net income	84,285			68,948
Adjustments to arrive at adjusted income before income taxes(3)	63,243			57,983
Adjusted income before income taxes	147,528			126,931
Adjusted income taxes(4)	38,101			32,875
Adjusted net income	$109,427	88,036	$1.24	$94,056	89,444	$1.05
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.8% for both the three and six months ended June 30, 2024 and 25.9% for both the three and six months ended June 30, 2023 applied to adjusted income before income taxes.